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                                                                    EXHIBIT 99.2


                                  June 8, 2004

VIA FACSIMILE

Mark Remington
Threat Focus, Inc.
13861 Newport Avenue #8, Suite 320
Tustin, California 92780

         Re:      Amendment to Agreement and Plan of Merger

Dear Mark:

         As you know, Threat Focus, Inc. (the "Company"), PivX Solutions, Inc. ("Parent") and Threat Focus Merger Corp. ("Merger Corp") recently entered into that certain Agreement and Plan of Merger dated May 28, 2004 (the "Agreement").
Section 1.3 of the Agreement provides for a Termination Date for the Merger which was inadvertently left blank in the Agreement that was executed and delivered by the parties. Consequently, the purpose of this letter is to amend the Agreement to establish the Termination Date. All capitalized terms not otherwise defined in this letter shall have the meaning set forth in the Agreement.

         By executing where indicated below, Parent and the Company hereby agree to amend the Agreement by deleting the current Section 1.3 in its entirety and replacing it with the following:

         1.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to
         Article 7 hereof, the closing of the Merger (the "CLOSING"), will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which will be no later than June 11, 2004 (the "TERMINATION DATE"); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof have been satisfied or waived by such date. The Closing will be held at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614, or such other place as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

All other provisions of the Agreement shall remain in full force and effect.




"PARENT" and "MERGER CORP"                        THE "COMPANY"

PIVX SOLUTIONS, INC.                              THREAT FOCUS, INC.
a Nevada corporation                              a California corporation

THREAT FOCUS MERGER CORP.
a California corporation


By:      /S/ ROBERT N. SHIVELY                    By:   /S/ MARK REMINGTON
     ----------------------------------------          ---------------------
      Robert N. Shively, President and                  Mark Remington,
         Chief Executive Officer                        Chief Executive Officer

CC:      Dan Donahue, Preston Gates & Ellis, LLP
         Ethan Feffer, Pillsbury Winthrop LLP